                                                                      Exhibit j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 6, 2002, relating to the financial statements and financial highlights of TT EAFE Portfolio and TT EAFE Mutual Fund which appear in the December 31, 2001 Annual Report of TT EAFE Mutual Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    April 18, 2002

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 6, 2002, relating to the financial statements and financial highlights of TT Europe Portfolio and TT Europe Mutual Fund which appear in the December 31, 2001 Annual Report of TT Europe Mutual Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    April 18, 2002